UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On July 23, 2009, the Board of Directors of Arch Chemicals, Inc. (the “Company”) approved, effective as of that date, certain amendments to the advance notice provisions of the Company’s Bylaws (which provisions have been in effect since the Company’s spin-off from Olin Corporation in February 1999), as well as several conforming, updating and other minor procedural changes.

A.    The principal amendments are set forth in Sections 9 and 10 of Article I of the Bylaws (requiring advance notice to the Company of proposals by shareholders to conduct items of business or nominate directors, respectively) and are summarized below.

The required notices from shareholders to present proposals of business or make nominations at annual meetings have been expanded to require the shareholder to include the following:

•	Description of agreements or arrangements between the shareholder and any other person(s) in connection with the proposal of business or director nominations.

•

Description of agreements or arrangements entered into by the shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the shareholder.

•

Updated notice promptly after the later of the record date or the first public announcement of the record date with respect to any changes in certain information in the initial notice (shares beneficially owned by the proponent as of the record date and agreements or arrangements described in the two bullet points above).

In both Sections 9 and 10 the advance notice time period has been changed from between 90 and 120 days before the anniversary date of the first mailing of the Company’s proxy statement for the previous year’s annual meeting to 150 days before the anniversary date of such annual meeting.

As a result of the above changes, insofar as the requirements of the Company’s Bylaws as amended are concerned, the date by which notices from shareholders of proposed items of business to be conducted or nominations of directors for the Company’s 2010 annual meeting must be received by the Secretary of the Company is the close of business on December 1, 2009. Any shareholder proposal to which Securities and Exchange Commission Rule 14a-8 applies will also be subject to the separate notice and other provisions of that Rule.

B.    Article I, Section 4 and Article II, Section 6 have been amended to authorize the Company to use more modern methods of giving notice of meetings of shareholders and directors, respectively, as now authorized by Virginia law, including by electronic transmissions to the extent consented to by the shareholder or director.

Additional amendments include provisions that (i) clarify the authority of the Board to postpone a shareholders’ meeting and the Chairman of the Board (or other chair of a meeting) to adjourn it and (ii) update the Bylaws to take advantage of procedures now permitted by, or otherwise to conform to, current Virginia corporate law, and remove language no longer necessary or relevant.

The preceding summary is qualified in its entirety by reference to the full text of the Company’s Bylaws as amended, a copy of which is attached hereto as Exhibit 3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.	Bylaws of the Company effective July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2009

ARCH CHEMICALS, INC.

By:	/s/ Sarah A. O’Connor
Name:	Sarah A. O’Connor
Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

3.	Bylaws of the Company effective July 23, 2009.

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